J.P. MORGAN HEALTHCARE CONFERENCE JANUARY 14, 2014 | SAN FRANCISCO, CA

This slide presentation contains forward-looking statements which are subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2012, and subsequent SEC filings. FORWARD LOOKING STATEMENT 2

3 LABCORP A PREMIER HEALTHCARE SERVICES COMPANY A Premier Healthcare Services Company Strong Financial Fundamentals Attractive Market Superior Execution Five Pillar Strategy Clear Mission

Valuable Service • Small component of total cost influences large percentage of clinical decisions • Screening, early detection, and monitoring reduce downstream costs • Decision support tools guide providers to better patient outcomes ATTRACTIVE MARKET 4

0 2 4 6 8 10 12 14 Under 18 years 18-44 years 45-54 years 55-64 years 65-74 years 75 years + Re lat ive Nu m be r o f L ab Te sts Pe r Y ea r Patient Age 2008 1997 Growth Drivers • Aging population • Industry consolidation • Advances in genomics • Pharmacogenomics/ companion diagnostics • 2014 coverage expansion • Key managed care partnerships • Cost pressures will reward more efficient labs Source: CDC National Ambulatory Medical Care Survey and Company Estimates ATTRACTIVE MARKET 5

$ B il li o n Annual Growth Rate 10% 5% 6% 7% ATTRACTIVE MARKET Four Chronic Diseases Account for More Than Half of the Global Healthcare Spend… … and lab testing is critical to the diagnosis and treatment of each Source: World Economic Forum 6

International Opportunities • Manageable capital outlay – capital light model • 2010 global healthcare spend of approximately $4.0 trillion, ex U.S. o Est. $160 billion global diagnostics market, ex U.S. o Chronic conditions growing at approximately 20% annually • Growing middle class in large Asian and Latin American populations • Will look at opportunities in countries with the following characteristics: o Large self-pay segment o 20%+ of population mid to upper class o Majority of population concentrated in a small number of cities o Diagnostic segment approximately 4% of healthcare spend o Physician community aware of, and educated in, complex diagnostics o Infrastructure – airports and roads Source: Emergo Group and Company estimates ATTRACTIVE MARKET 7

55% 12% 10% 4% 19% Hospital Affiliated Quest LabCorp Physician Office Other Independent Source: Washington G-2 Reports and Company estimates $60 Billion US Lab Market Opportunity to Take Share • Approximately 5,000 independent labs • Less efficient, higher cost competitors • Full service, “one stop shop” ATTRACTIVE MARKET 8

Diversified Payor Mix No customer > 10% of revenue LabCorp U.S. Payor Mix % of Revenue, 2012 ATTRACTIVE MARKET 9 18.7% 3.1% 42.4% 29.8% 6.0% Medicare and Medicaid Managed Care Capitated Managed Care Fee-For- Service Client (Physicians, Hospitals, Companies, etc) Patient

Diversified Test Mix LabCorp U.S. Test Mix % of Revenue, 2012 ATTRACTIVE MARKET 10 13.3% 60.8% 21.2% 4.7% Other Esoteric Core All Genomic Histology

We Will Be a Trusted Knowledge Partner for Stakeholders, Leading to Growth in Our Business and Continued Creation of Shareholder Value We Will Achieve This Mission by Continuing to Execute Our Five Pillar Strategy MISSION STATEMENT 11

Deploy Capital to Investments That Enhance Our Business and Return Capital to Shareholders FIVE PILLAR STRATEGY PILLAR ONE 12

Cash Flow Trends Note: 2011 Free Cash Flow calculation above does not include the $49.5 million Hunter Labs settlement Free Cash Flow is a non-GAAP metric (see reconciliation of non-GAAP Financial Measures included herein) Free Cash Flow CAGR calculation uses 2001 data (2001 Free Cash Flow was $228 million) 10.3% FCF CAGR from 2001-2012 Weighted Average Diluted Shares (millions) 154.2 154.7 150.7 144.9 134.7 121.3 111.8 109.1 105.4 101.8 97.4 FIVE PILLAR STRATEGY PILLAR ONE CAPITAL DEPLOYMENT 13

*GENZYME GENETICSSM and its logo are trademarks of Genzyme Corporation and used by Esoterix Genetic Laboratories, LLC, a wholly-owned subsidiary of LabCorp, under license. Esoterix Genetic Laboratories and LabCorp are operated independently from Genzyme Corporation. Five-Year Capital Snapshot • Acquisitions: Genzyme Genetics*, Orchid Cellmark, MEDTOX Scientific • Approximately $2.1 billion of share repurchase since 2008 • Approximate 50/50 split between acquisitions and share repurchase since 2008 FIVE PILLAR STRATEGY PILLAR ONE CAPITAL DEPLOYMENT 14 LabCorp Capital Deployment Quest Diagnostics 2008 2009 2010 2011 2012 Total Cash from Operating Activities 780.9$ 862.4$ 883.6$ 855.6$ 841.4$ 4,223.9$ Total Capital Deployed 839.2$ 603.6$ 1,650.0$ 927.9$ 1,025.4$ 5,046.1$ Capital Expenditures 156.7$ 114.7$ 126.1$ 145.7$ 173.8$ 717.0$ % Total Capital Deployed 19% 19% 8% 16% 17% 14% Cash Us d for Acquisitions 348.9$ 215.9$ 1,185.8$ 138.3$ 335.1$ 2,224.0$ % Total Capital Deployed 42% 36% 72% 15% 33% 44% Cash Used for Share Repurchase 333.6$ 273.0$ 338.1$ 643.9$ 516.5$ 2,105.1$ % Total Capital Deployed 40% 45% 20% 69% 50% 42% Source: SEC Fil ings

Future Capital Deployment Strategy • Target Leverage Ratio of approximately 2.5 to 1 (Debt/EBITDA) over time • Acquisitions • Share Repurchase 15 FIVE PILLAR STRATEGY PILLAR ONE CAPITAL DEPLOYMENT

Enhance IT Capabilities To Improve Physician and Patient Experience FIVE PILLAR STRATEGY PILLAR TWO 16

FIVE PILLAR STRATEGY PILLAR TWO
ENHANCE IT CAPABILITIES

LabCorp Beacon™ Platform

- **Rich web portal and mobility framework**
  - Physician, Patient and Payor portals
  - Mobility solutions
- **Enhanced Efficiency and Service**
  - Online appointment scheduling
  - Express Orders
  - AccuDraw™
  - Integrated results, enhanced reports
- **Lab Analytics**
  - One-click trending of patient, test and population
  - View lab history
- **Services Oriented Architecture**
  - Rules based engines
  - Content aggregation
  - Plug in model for seamless integration with practice workflow
  - Scalable, big data model

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Patient Portal • Patients receive lab results as easily as checking email • Provides greater patient intimacy • Over 400,000 patients have signed up for this innovative service • 2014 enhancements will focus on adding content to assist patients in understanding results 18 FIVE PILLAR STRATEGY PILLAR TWO ENHANCE IT CAPABILITIES

Continue to Improve Efficiency to Offer the Most Compelling Value in Laboratory Services FIVE PILLAR STRATEGY PILLAR THREE 19

Our Focus on Efficiency • Comprehensive review of cost structure • Standardization o Lab platforms, instruments and processes o Billing system • Supply chain optimization • Automation of pre-analytics • Facility rationalization • Propel splitting and sorting robotics 20 FIVE PILLAR STRATEGY PILLAR THREE IMPROVE EFFICIENCY

Scientific Innovation At Appropriate Pricing FIVE PILLAR STRATEGY PILLAR FOUR 21

Launched 152 new tests in 2013 Recent test introductions • BRCA 1/2 Sequencing • Intelligen NGS Therapeutic Panel • 4th Generation HIV test • HistoPlus SM: Lung Cancer • GeneSeq(R): Cardiomyopathy NGS panels • Thiopurine metabolites, expanded Inflammatory Bowel Disease (IBD) offerings • SNP Microarray-Oncology • NanoString Prosigna™ Breast Cancer Prognostic Gene Signature Assay Coming in 2014 • HLA by NGS • NGS Universal Carrier Screening • NGS Gene Panels 22 FIVE PILLAR STRATEGY PILLAR FOUR SCIENTIFIC INNOVATION AT APPROPRIATE PRICING

Development of Knowledge Services FIVE PILLAR STRATEGY PILLAR FIVE 23

24 Key Elements • Transform data into actionable intelligence • Develop knowledge solutions through delivery of content, resulting in better care at lower cost o BeaconLBS o Population health management/data analytics o Decision support o Personalized medicine o Genetic counseling o Mobile health o Connected devices o Care in the home FIVE PILLAR STRATEGY PILLAR FIVE THE LABCORP OF THE FUTURE

BeaconLBS - A platform for health plans and physicians to deliver high quality and appropriate lab services through: • Access to a high-quality lab-of-choice network o Labs-of-choice must meet specific credentialing criteria for certain specialized tests and comply with test coding and billing requirements. • Physician decision support tools that guide lab and test selection o Decision support tools are integrated in existing physician workflows which minimizes/eliminates disruption to the physician’s office. o Our decision support tools can be accessed through (a) our proprietary internet-based multi-lab ordering system; EHR-partner ordering systems; and, labs-of-choice ordering systems. o Our clinical guidelines are supported by evidence and expert opinion. • Clinical and administrative rules engine that supports the health plan’s claim adjudication process o Our proprietary rules engine interfaces seamlessly with a health plan’s claim adjudication system. o Rules engine based health plan claims are adjudicated subject to evidence- based guidelines, administrative edits, and labs-of-choice economics. FIVE PILLAR STRATEGY PILLAR FIVE BEACONLBS 25

26 FIVE PILLAR STRATEGY PILLAR FIVE DATA ANALYTICS TOOLS – BIG DATA ANALYTICS

• Comprehensive platform Healthcare business intelligence across hospital, physician practice and ACO market • Robust rules engine and 600+ clinical quality measures 100% compliance to Meaningful Use requirements (EP & EH) 100% compliance to ACO, JCAHO and PQRS reporting requirements • Real time clinical alerts Gaps in care alerts for patient populations and at the individual patient level Gaps-in-Care Analytics Views 27 FIVE PILLAR STRATEGY PILLAR FIVE POPULATION HEALTH ANALYTICS – BIG DATA ANALYTICS

FIVE PILLAR STRATEGY **PILLAR FIVE**
CLINICAL DECISION SUPPORT – SMALL DATA ANALYTICS

- Report augmentation engine for LabCorp
- Translation of medical guidelines and protocols to actionable results
- Individualized, rules-based reporting to reflect patient-specific results
- Current Programs
  - Kidney Stone Management
  - Chronic Kidney Disease
  - Cardiovascular Disease
  - Metabolic Bone Disease
  - Disorders of Coagulation


CDS ADOPTION SINCE 2011
ACCESSIONS
Jan-11
May-11
Sep-11
Jan-12
May-12
Sep-12
Jan-13
May-13
Sep-13



Chronic Kidney Disease
Analysis & Treatment Suggestions

GENDER	DIABETES	SELF-REPORTED RACE	CURRENT eGFR	MOST RECENT CKD STAGE
F	Yes	Missing	**46**	**3a**

Prognosis of CKD by GFR And Albuminuria Categories

GFR Categories: (ml/min/1.73m²)			A1	A2	A3
G1	>=90	NORMAL OR HIGH			
G2	60-89	MILDLY DECREASED			
G3a	45-59	MILDLY TO MODERATELY DECREASED		●	
G3b	30-44	MODERATELY TO SEVERELY DECREASED			
G4	15-29	SEVERELY DECREASED			
G5	<15	KIDNEY FAILURE			

Persistent Albuminuria Categories
A1 = NORMAL TO MILDLY INCREASED; ACR <30 ug/mg; PCR <=200 mg/g
A2 = MODERATELY INCREASED; ACR 30-300 ug/mg; PCR 201-500 mg/g
A3 = SEVERELY INCREASED; ACR >300 ug/mg; PCR >500 mg/g

= LOW RISK = MODERATELY INCREASED RISK
= HIGH RISK = VERY HIGH RISK
● = PATIENT'S RESULT

Kidney Disease: Improving Global Outcomes (KDIGO) CKD Work Group. KDIGO 2012 Clinical Practice Guideline for the Evaluation and Management of Chronic Kidney Disease. Kidney inter., Suppl. 2013; 3: 1-150.

eGFR, Blood Pressure, and Proteinuria
The regression of eGFR with time is not statistically significant. Current eGFR is 46 mL/min/1.73mE2 corresponding to CKD stage 3a. Multiply eGFR by 1.159 if patient is African American. Potassium is within goal and has decreased, was 4.0 and now is 3.5 mmol/L. Glycemic control (HB A1c: 7.8 %) is not within goal and additional action is indicated. Previous urine protein measurement was elevated.

Treatment Suggestions
Based upon current eGFR and presence of moderate proteinuria, patient is at high risk for adverse outcomes such as CKD progression, CVD, and mortality. Guidelines suggest a target blood pressure of 130/80 mmHg or less in patients with albuminuria or proteinuria to reduce cardiovascular risk and CKD progression.

Bone & Mineral
Intact PTH is above goal and has not changed significantly, was 68 and now is 67 pg/mL. Phosphorus is within goal and has not changed significantly, was 3.2 and now is 3.4 mg/dL. Calcium is within goal and has not changed significantly, was 8.8 and now is 8.8 mg/dL. Carbon Dioxide is below goal and has not changed significantly, was 20 and now is 21 mmol/L. KDOQI guidelines recommend the measurement of 25-hydroxy vitamin D in patients with CKD.

Treatment Suggestions
Restrict diet phosphate to 800 - 1000 mg/d. Monitor trend in PTH and consider further therapy if PTH is rising. If not on alkali, begin sodium bicarbonate, one 650 mg pill 2-3 times daily, otherwise increase dose.

Lipids
LDL-C is within goal and has not changed significantly, was 50 and now is 43 mg/dL. Triglyceride is above goal and has risen, was 302 and now is 354 mg/dL. Non-HDL Cholesterol is within goal and has not changed significantly, was 110 and now is 114 mg/dL. HDL-C is within goal and has decreased, was 97 and now is 64 mg/dL.

Treatment Suggestions
Therapeutic lifestyle changes are always valuable to maintain optimal blood lipid status (diet, exercise, weight management). Continue statin, if in use.

Anemia
Hemoglobin is low and has decreased, was 12.0 and now is 11.1 g/dL. Hemoglobin target assumes ESA is not in use.

Treatment Suggestions
Iron deficiency is a common cause of anemia in CKD. Recommend measurement of Ferritin and TSAT.

Follow-Up Suggestions for CKD

Recommended by KDOQI guidelines, at least yearly
- 25-Hydroxy Vitamin D

Due
- Spot Urine Panel (Albumin preferred)
- Fe/TIBC (TSAT) and Ferritin with CBC

3 months
- Hemoglobin A1C
- Fasting PTH with Renal Panel
- Fasting Lipid Panel
- CBC

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29 FIVE PILLAR STRATEGY PILLAR FIVE CLINICAL DECISION SUPPORT – SMALL DATA ANALYTICS

FIVE PILLAR STRATEGY PILLAR FIVE
PERSONALIZED MEDICINE

LabCorp Leadership in Companion Diagnostics

- Therascreen ® K-RAS
- COBAS Taqman HCV 2.0
- HCV Q80K for OLYSIO™
- HCV GenoSure® NS3/4A
- PhenoSense®, PhenoSense GT®
- HERmark®
- COBAS EGFR
- Beta-1 Cardiac Receptor – Gencaro (atrial fibrillation)

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31 Capabilities and Applications • Staff of 122 Board-certified genetic counselors and 9 medical geneticists • Extensive experience in physician and patient counseling about the meaning and interpretation of genetic testing • Applications include reproductive genetics, BRCA and oncology panels • Importance of this capability increasing as more complex genetic testing comes to market, and payors, physicians and patients require justification for performing molecular testing and assistance with interpreting results FIVE PILLAR STRATEGY PILLAR FIVE GENETIC COUNSELING AND CONSULTING

32 DATA ANALYTICS CLEAR MISSION THE LABCORP OF THE FUTURE A Trusted Partner to Healthcare Stakeholders, Providing Knowledge to Optimize Decision Making, Improve Health Outcomes and Reduce Treatment Costs CORE BUSINESS IT CAPABILITIES SCIENCE OTHER INPUTS BEACONLBS LITHOLINK/CDS INTERPRETATION/ EDUCATION GENETIC COUNSELING ACQUISITIONS

EXCELLENT PERFORMANCE

Revenue and Adjusted EPS Excluding Amortization Growth: 2007 – 2012 [1,2,3]



5-year CAGR of 6.9%
$4.068
$4.513
$4.695
$5.004
$5.542
$5.671
2007
2008
2009
2010
2011
2012
Revenue ($Billions)



5-year CAGR of 8.9%
$4.45
$4.91
$5.24
$5.98
$6.37
$6.82
2007
2008
2009
2010
2011
2012
Adjusted EPS Excluding Amortization

1. Excluding the $0.25 per diluted share impact of restructuring and other special charges and the $0.27 per diluted share impact from amortization in 2007; excluding the $0.44 per diluted share impact of restructuring and other special charges and the $0.31 per diluted share impact from amortization in 2008; excluding the ($0.09) per diluted share impact of restructuring and other special charges and the $0.35 per diluted share impact from amortization in 2009; excluding the $0.26 per diluted share impact of restructuring and other special charges and the $0.43 per diluted share impact from amortization in 2010; excluding the $0.72 per diluted share impact of restructuring and other special charges, the $0.03 per diluted share impact from a loss on the divestiture of assets and the $0.51 per diluted share impact from amortization in 2011; excluding the $0.29 per diluted share impact of restructuring and other special charges and the $0.54 per diluted share impact from amortization in 2012

2. EPS, as presented represents adjusted, non-GAAP financial measures. Diluted EPS, as reported in the Company's Annual Report were: $3.93 in 2007; $4.16 in 2008; $4.98 in 2009; $5.29 in 2010; $5.11 in 2011; and $5.99 in 2012

3. 2008 revenue includes a $7.5 million adjustment relating to certain historic overpayments made by Medicare for claims submitted by a subsidiary of the Company

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Reconciliation of Free Cash Flow (1) 2011 cash flows from operations excludes the $49.5 million Hunter Labs settlement payment (2) Free cash flow represents cash flows from operations less capital expenditures 2012 2011 2010 2009 2008 2007 2006 2005 2004 2003 2002 Cash flows from operations1 841.4$ 905.1$ 883.6$ 862.4$ 780.9$ 709.7$ 632.3$ 574.2$ 538.1$ 564.3$ 444.9$ Capital expenditures (173.8) (145.7) (126.1) (114.7) (156.7) (142.6) (115.9) (93.6) (95.0) (83.6) (74.3) Free cash flow2 667.6 759.4 757.5 747.7 624.2 567.1 516.4 480.6 443.1 480.7 370.6 Weighted average diluted shares outstanding 97.4 101.8 105.4 109.1 111.8 121.3 134.7 144.9 150.7 144.8 144.2 Reconciliation of non-GAAP Financial Measures (In millions, except per share data)RECONCILIATION FREE CASH FLOW 34